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Exhibit 10.27.14
                                  WOODWARD, LLC
                                Corporate Center
                                  West Bay Road
                          Grand Cayman, Cayman Islands

                                 August 14, 2002


Eurotech, Ltd.
10306 Eaton Place, Suite 220
Fairfax, VA 22030

Gentlemen:

In light of the ongoing negotiations between us with respect to the restructuring of certain transactions (the "Restructuring") as more fully described in that term sheet dated July 3, 2002, we hereby mutually agree as follows:

Issuance of 1,750,000 shares of common stock pursuant to the Restated Amendment to the Repricing Rights Agreement, dated May 7, 2002, and notice given June 11, 2002 - Obligation suspended until the earlier of the date on which an additional listing application covering such shares is approved by the American Stock Exchange or September 1, 2002.

Issuance of repricing shares pursuant to the Repricing Rights Agreement, dated February 1, 2002, with respect to the three repricing periods commencing June 2002 relating to the March 2001 transaction - Obligation suspended until the earlier of the date on which the definitive agreements are executed with respect to the Restructuring or September 20, 2002.

Mandatory registration obligation pursuant to the Registration Rights Agreement, dated February 1, 2002 - Obligation suspended until the earlier of the date on which the definitive agreements are executed with respect to the Restructuring or September 20, 2002.

Nothing contained herein shall affect our right to convert shares of Series A Convertible Preferred Stock commencing September 1, 2002.

If the above correctly sets forth our understanding, please indicate by signing and returning a counterpart copy of this letter.

                                                Very truly yours,

                                                WOODWARD LLC

                                          By: /s/ Arlene De Castro and Loka Bobb
                                              ----------------------------------
                                              Arlene De Castro and Loka Bobb
AGREED TO:

Eurotech, Ltd.

By /s/ Don V. Hahnfeldt
     Don V. Hahnfeldt
     Chairman and Executive Vice President